SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 24, 2001
(To Prospectus dated November 27, 2000)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                  Asset-Backed Certificates, Series 2001-BC2
                                 -------------


---------------------------
The Class A-2
Certificates represent
obligations of the trust          The Class A-2 Certificates
only and do not
represent an interest in          o    This supplement relates to the offering of the Class A-2 Certificates of the
or obligation of                       series referenced above. This supplement does not contain complete
CWABS, Inc.,                           information about the offering of the Class A-2 Certificates. Additional
Countrywide Home                       information is contained in the prospectus supplement dated April 24, 2001,
Loans, Inc.,                           prepared in connection with the offering of the offered Certificates of the
Countrywide Home                       series referenced above and in the prospectus of the depositor dated
Loans Servicing LP                     November 27, 2000. You are urged to read this supplement, the prospectus
or any of their affiliates.            supplement and the prospectus in full.

This supplement may be            o    As of April 26, 2004, the certificate principal balance of the Class A-2
used to offer and sell the             Certificates was $50,938,086.
offered Certificates only
if accompanied by the
prospectus supplement
and the prospectus.
---------------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 4, 2004

                               THE MORTGAGE POOL

     As of April 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 941 Mortgage Loans having an aggregate Stated Principal Balance of approximately $92,341,944.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                       As of April 1, 2004
                                                  -----------------------------


Total Number of Mortgage Loans...................................    941
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
      30-59 days.................................................        5.42%
      60-89 days.................................................        1.28%
      90 days or more (excluding pending foreclosures)...........        2.13%
                                                                         -----
      Total Delinquencies........................................        8.83%
                                                                         =====
Foreclosures Pending.............................................       10.41%
                                                                        ------
Total Delinquencies and foreclosures pending.....................       19.24%
                                                                        ======
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Forty-Eight (48) of the Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                             Delinquency and Foreclosure Experience
                                            ----------------------------------------------------------------------
                                                As of December 31, 2000               As of December 31, 2001
                                            -------------------------------      ---------------------------------
                                            Principal Balance    Percentage       Principal Balance     Percentage
                                            -----------------    ----------      -------------------    ----------
Total Portfolio                             $7,867,335,642.62     100.00%         $9,081,242,926.99      100.00%
Delinquency Percentage
30-59 Days                                    $617,079,497.93       7.84%           $806,843,594.55        8.88%
60-89 Days                                     209,082,975.61       2.66%            255,443,513.99        2.81%
90+ Days                                        87,295,342.66       1.11%            103,605,792.49        1.14%
                                            -----------------    ----------      -------------------    ----------
Sub-Total                                     $913,457,816.20      11.61%         $1,165,892,900.03       12.84%
                                            -----------------    ----------      -------------------    ----------
Foreclosure Rate                              $231,465,019.95       2.94%           $356,652,093.38        3.93%
Bankruptcy Rate                               $109,183,964.35       1.39%           $232,679,880.26        2.56%

                                                             Delinquency and Foreclosure Experience
                                           ----------------------------------------------------------------------
                                                As of December 31, 2002               As of December 31, 2003
                                           -------------------------------       ---------------------------------
                                            Principal Balance    Percentage       Principal Balance     Percentage
                                            -----------------    ----------      -------------------    ----------
Total Portfolio                            $10,499,524,957.75     100.00%        $20,666,799,653.23      100.00%
Delinquency Percentage
30-59 Days                                    $776,262,182.66       7.39%          1,237,075,952.99        5.99%
60-89 Days                                     272,447,833.46       2.59%            369,166,558.52        1.79%
90+ Days                                      $112,192,108.56       1.07%            101,415,871.40         .49%
                                            -----------------    ----------      -------------------    ----------
Sub-Total                                   $1,160,902,124.68      11.06%         $1,707,668,382.91        8.26%
                                            -----------------    ----------      -------------------    ----------
Foreclosure Rate                              $277,872,737.06       2.65%            322,168,334.41        1.56%
Bankruptcy Rate                               $293,013,840.50       2.79%            305,504,468.46        1.48%

                                             Delinquency and Foreclosure
                                                      Experience
                                          ---------------------------------
                                                As of March 31, 2004
                                          ---------------------------------
                                          Principal Balance      Percentage
                                          -----------------      ----------
Total Portfolio                            $29,161,649,073        100.00%
Delinquency Percentage
30-59 Days                                  $1,421,444,465          4.87%
60-89 Days                                     434,720,503          1.49%
90+ Days                                       158,310,237          0.54%
                                          -----------------      ----------
Sub-Total                                   $2,014,475,205          6.91%
                                          -----------------      ----------
Foreclosure Rate                              $385,837,835          1.32%
Bankruptcy Rate                               $384,005,661          1.32%



     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS A-2 CERTIFICATES

     The Class A-2 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of

Interest." The Class A-2 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Principal." In addition to distributions of interest and principal as described above, the Class A-2 Certificates will be entitled to receive any Available Funds remaining after payment of interest on and principal of the senior certificates and the subordinated certificates as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Residual Certificates."

     As of April 26, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class A-2 Certificates was $50,938,086 evidencing a beneficial ownership interest of approximately 55.16% in the Trust Fund. As of the Certificate Date, the Senior Offered Certificates had an aggregate principal balance of $62,341,944 and evidenced in the aggregate a beneficial ownership interest of approximately 67.51% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $30,000,000 and evidenced in the aggregate a beneficial ownership interest of approximately 32.49% in the Trust Fund. For additional information with respect to the Class A-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The April 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.34% per annum, and the level of One-Month LIBOR remains constant at 1.10% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is May 4, 2004;
(viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and
(b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. As used in the table, 100% Prepayment Model means 23% PV and 30% CPR.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.



                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                       Percent of Certificate Principal
                              Balance Outstanding

Adjustable Rate Mortgage Loans              0%     80%     100%    150%    200%
                                            --     ---     ----    ----    ----
(Percentages of the Prepayment Model)

        Distribution Date
Initial Percent....................        100%    100%    100%    100%    100%
April 25, 2005.....................         100     96      89      70      52
April 25, 2006.....................         100     73      62      40      22
April 25, 2007.....................         100     55      44      22      9
April 25, 2008.....................         100     42      31      13      4
April 25, 2009.....................         100     32      22      7       2
April 25, 2010.....................         100     24      15      4       1
April 25, 2011.....................         100     18      11      2       0
April 25, 2012.....................         100     14      8       1       0
April 25, 2013.....................         100     11      5       1       0
April 25, 2014.....................         100     8       4       0       0
April 25, 2015.....................         100     6       3       0       0
April 25, 2016.....................         100     4       2       0       0
April 25, 2017.....................         98      3       1       0       0
April 25, 2018.....................         94      2       1       0       0
April 25, 2019.....................         90      2       1       0       0
April 25, 2020.....................         86      1       0       0       0
April 25, 2021.....................         81      1       0       0       0
April 25, 2022.....................         76      1       0       0       0
April 25, 2023.....................         70      1       0       0       0
April 25, 2024.....................         63      0       0       0       0
April 25, 2025.....................         56      0       0       0       0
April 25, 2026.....................         48      0       0       0       0
April 25, 2027.....................         40      0       0       0       0
April 25, 2028.....................         30      0       0       0       0
April 25, 2029.....................         20      0       0       0       0
April 25, 2030.....................          8      0       0       0       0
April 25, 2031.....................          0      0       0       0       0
Weighted Average Life (years)(2)...      21.13   4.47    3.51    2.15    1.43
Weighted Average Life (years)(1)(2)      19.50   2.51    1.96    1.21    0.80

--------------------------
(1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
(2) To the Optional Termination Date


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus

Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the condition for application of the Exemption described in the Prospectus are met.

                                    RATINGS

     The Class A-2 Certificates are currently rated Aaa by Moody's Investors Service, Inc. and AAA by Fitch Ratings and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in Mortgage Pool                                                        Range
(As of the Reference Date)                                                               -----

Combined Adjustable Rate and Fixed Rate Mortgage Loan Characteristics

Total Number of Loans                                                        941
Aggregate Principal Balance                                          $92,341,944
Average Principal Balance                                                $98,132      $5,090   to   $504,604
Weighted Average Mortgage Rate                                             9.95%       4.00%   to     14.75%
Net Weighted Average Mortgage Rate                                         8.09%       3.49%   to     13.12%
Weighted Average Original Term to Maturity (months)                          353         180   to        360
Weighted Average Scheduled Remaining Term to Maturity(months)                316          24   to        326
Weighted Average Loan-to-Value Ratio                                      80.44%      19.57%   to    100.00%
Weighted Average FICO Credit Score                                           587

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                              6.30%       2.75%   to      9.63%
Weighted Average Maximum Mortgage Rate                                    16.69%      11.25%   to     21.30%
Weighted Average Minimum Mortgage Rate                                     9.91%       4.25%   to     14.30%


Mortgage Loan Programs


                                                        Number of           Aggregate          Percentage of
Loan Programs                                      Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                                 1            $275,613                   0.30 %
2/28 Six-Month LIBOR                                          421          45,014,997                  48.75
3/27 Six-Month LIBOR                                          319          30,598,667                  33.14
5/25 Six-Month LIBOR                                            3             220,187                   0.24
FIXED 15 year                                                  11             558,549                   0.60
FIXED 20 Year                                                   5             363,222                   0.39
FIXED 30 Year                                                 153          12,346,394                  13.37
FIXED 30/15 Balloon                                            28           2,964,316                   3.21
---------------------------------------------------------------------------------------------------------------

Total                                                         941         $92,341,944                    100 %
===============================================================================================================




Current Mortgage Loan Principal Balances


Range of Mortgage Loan                                  Number of           Aggregate          Percentage of
Principal Balances ($)                             Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
$0 - $25000                                                    17            $318,540                   0.34 %
$25000.01 - $50000                                            193           7,502,719                   8.12
$50000.01 - $75000                                            242          15,101,575                  16.35
$75000.01 - $100000                                           163          14,231,775                  15.41
$100000.01 - $ 150000                                         183          22,419,060                  24.28
$150000.01 - $ 200000                                          75          12,696,124                  13.75
$200000.01 - $ 250000                                          24           5,357,459                   5.80
$250000.01 - $ 300000                                          14           3,871,570                   4.19
$300000.01 - $ 350000                                          17           5,536,628                   6.00
$350000.01 - $ 400000                                           9           3,414,049                   3.70
$400000.01 - $ 450000                                           1             423,733                   0.46
$450000.01 - $ 500000                                           2             964,108                   1.04
$500000.01 - $ 550000                                           1             504,604                   0.55
-------------------------------------------------------------------------------------------------------------

Total                                                         941         $92,341,944                    100 %
===============================================================================================================


Current Mortgage Rates


Range of Current Mortgage                               Number of           Aggregate          Percentage of
Rates (%)                                          Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
8.501 - 9.000                                                   2            $179,488                   0.19 %
3.501 - 4.000                                                   2            $456,293                   0.49
5.501 - 6.000                                                   1             216,877                   0.23
6.001 - 6.500                                                   3             144,953                   0.16
6.501 - 7.000                                                  20           2,473,205                   2.68
7.001 - 7.500                                                  26           3,409,159                   3.69
7.501 - 8.000                                                  35           3,852,575                   4.17
8.001 - 8.500                                                  44           5,059,322                   5.48
8.501 - 9.000                                                  66           9,215,627                   9.98
9.001 - 9.500                                                  72           8,529,950                   9.24
9.501 - 10.000                                                135          15,466,082                  16.75
10.001 - 10.500                                               117          11,029,637                  11.94
10.501 - 11.000                                               147          13,447,485                  14.56
11.001 - 11.500                                                81           5,807,785                   6.29
11.501 - 12.000                                                77           6,326,512                   6.85
12.001 - 12.500                                                44           3,363,331                   3.64
12.501 - 13.000                                                36           2,069,515                   2.24
13.001 - 13.500                                                16             755,294                   0.82
13.501 - 14.000                                                12             390,793                   0.42
14.001 - 14.500                                                 4             118,557                   0.13
14.501 - 15.000                                                 1              29,504                   0.03
-------------------------------------------------------------------------------------------------------------

Total                                                         941         $92,341,944                    100 %
===============================================================================================================




Remaining Term to Maturity

Range of Remaining Term                                 Number of           Aggregate          Percentage of
to Maturity (Months)                               Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
1 - 120                                                         4             $52,311                   0.06 %
121 - 180                                                      41           3,623,795                   3.92
181 - 300                                                       9             902,362                   0.98
301 - 360                                                     887          87,763,477                  95.04
-------------------------------------------------------------------------------------------------------------

Total                                                         941         $92,341,944                    100 %
===============================================================================================================


Original Loan-to-Value Ratios

Range of Original                                       Number of           Aggregate          Percentage of
Loan-to-Value Ratios                               Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
50.00 or Less                                                  27          $2,347,780                   2.54 %
50.01-55.00                                                     4             182,327                   0.20
55.01-60.00                                                    16           1,189,821                   1.29
60.01-65.00                                                    33           3,231,176                   3.50
65.01-70.00                                                    45           3,134,669                   3.39
70.01-75.00                                                   124          10,883,491                  11.79
75.01-80.00                                                   301          29,642,445                  32.10
80.01-85.00                                                   174          17,133,103                  18.55
85.01-90.00                                                   191          21,548,814                  23.34
90.01-95.00                                                    24           2,756,164                   2.98
95.01-100.00                                                    2             292,154                   0.32
-------------------------------------------------------------------------------------------------------------

Total                                                         941         $92,341,944                    100 %
===============================================================================================================


State Distribution of Mortgaged Properties

                                                        Number of            Aggregate         Percentage of
State                                              Mortgage Loans    Principal Balance            Loan Group
-------------------------------------------------------------------------------------------------------------
Arizona                                                        19        $1,704,268.00                  1.85 %
Arkansas                                                        9              807,934                  0.87
California                                                     70           12,628,666                 13.68
Colorado                                                       19            2,570,387                  2.78
Connecticut                                                     9              812,865                  0.88
Delaware                                                        2              181,286                  0.20
District of Columbia                                            2              389,717                  0.42
Florida                                                        69            6,712,680                  7.27
Georgia                                                        29            2,740,033                  2.97
Hawaii                                                         14            1,965,481                  2.13
Idaho                                                           2              146,233                  0.16
Illinois                                                       49            4,237,350                  4.59
Indiana                                                        54            4,042,561                  4.38
Iowa                                                            7              420,095                  0.45
Kansas                                                          5              489,818                  0.53
Kentucky                                                       18            1,164,060                  1.26
Louisiana                                                      21            1,553,529                  1.68
Maine                                                           2              115,550                  0.13
Maryland                                                       19            1,388,604                  1.50
Massachussetts                                                  3              221,807                  0.24
Michigan                                                       65            5,186,903                  5.62
Minnesota                                                      12            1,410,174                  1.53
Mississippi                                                    14            1,040,753                  1.13
Missouri                                                       21            1,626,878                  1.76
Montana                                                         1              108,696                  0.12
Nebraska                                                        3              150,080                  0.16
Nevada                                                          8              916,204                  0.99
New Hampshire                                                   1               91,377                  0.10
New Jersey                                                     13            1,555,431                  1.68
New Mexico                                                      8            1,051,715                  1.14
New York                                                       21            2,158,239                  2.34
North Carolina                                                 25            2,184,389                  2.37
Ohio                                                           80            7,475,597                  8.10
Oklahoma                                                       18            1,368,063                  1.48
Oregon                                                         30            3,719,850                  4.03
Pennsylvania                                                   52            3,833,042                  4.15
Rhode Island                                                    4              443,502                  0.48
South Carolina                                                  7              464,016                  0.50
South Dakota                                                    1               72,608                  0.08
Tennessee                                                      32            2,600,641                  2.82
Texas                                                          48            4,678,714                  5.07
Utah                                                            8            1,056,419                  1.14
Virginia                                                       16            2,101,117                  2.28
Washington                                                     19            2,098,998                  2.27
West Virginia                                                   4              310,952                  0.34
Wisconsin                                                       8              344,665                  0.37
-------------------------------------------------------------------------------------------------------------

Total                                                         941          $92,341,944                   100 %
===============================================================================================================


FICO Credit Scores

                                                        Number of           Aggregate          Percentage of
Range of FICO Credit Scores                        Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
801 - 820                                                       1             $14,175                   0.02 %
781 - 800                                                       3            $403,093                   0.44
761 - 780                                                       5             306,019                   0.33
741 - 760                                                       7             801,716                   0.87
721 - 740                                                      13           1,110,182                   1.20
701 - 720                                                       9           1,396,358                   1.51
681 - 700                                                      18           2,009,797                   2.18
661 - 680                                                      31           3,618,821                   3.92
641 - 660                                                      57           5,289,660                   5.73
621 - 640                                                      75           8,357,809                   9.05
601 - 620                                                      95           9,608,642                  10.41
581 - 600                                                     113          11,535,521                  12.49
561 - 580                                                     133          13,159,542                  14.25
541 - 560                                                     157          14,020,343                  15.18
521 - 540                                                     129          11,998,170                  12.99
501 - 520                                                      78           7,073,294                   7.66
500 or Less                                                    14           1,500,873                   1.63
Missing                                                         3             137,930                   0.15
-------------------------------------------------------------------------------------------------------------

Total                                                         941         $92,341,944                    100 %
===============================================================================================================




Types of Mortgaged Properties

                                                        Number of           Aggregate          Percentage of
Property Types                                     Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
Single Family Residence                                       761         $74,844,485                  81.05 %
Two Family Home                                                41          $3,545,291                   3.84
Three Family Home                                               5            $438,358                   0.47
Four Family Home                                                5            $824,294                   0.89
Planned Unit Development                                       48           6,127,067                   6.64
Condominium                                                    50           4,173,552                   4.52
Townhouse                                                       1              94,996                   0.10
Manufactured Housing (1)                                       30           2,293,902                   2.48
-------------------------------------------------------------------------------------------------------------

Total                                                         941         $92,341,944                    100 %
===============================================================================================================
(1) Treated as real property



Purpose of Mortgage Loans

                                                        Number of           Aggregate          Percentage of
Loan Purpose                                       Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                          474         $49,412,376                  53.51 %
Purchase                                                      366          32,910,236                  35.64
Refinance (Rate-Term)                                         101          10,019,333                  10.85
-------------------------------------------------------------------------------------------------------------

Total                                                         941         $92,341,944                    100 %
===============================================================================================================


Occupancy Types of the Mortgage Loans

                                                        Number of           Aggregate          Percentage of
Occupancy Type                                     Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
Primary Residence                                             831         $84,375,521                  91.37 %
Investment Property                                           105           7,555,759                   8.18
Secondary Residence                                             5             410,665                   0.44
-------------------------------------------------------------------------------------------------------------

Total                                                         941         $92,341,944                    100 %
===============================================================================================================





                                   Adjustable Rate Mortgage Loans
Gross Margin

Range of Gross                                          Number of           Aggregate          Percentage of
Margins (%)                                        Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                                   2             456,293                   0.60 %
3.001 - 4.000                                                   6             505,853                   0.66
4.001 - 5.000                                                  22          $2,640,095                   3.47
5.001 - 6.000                                                 233          25,711,025                  33.78
6.001 - 7.000                                                 377          37,466,702                  49.23
7.001 - 8.000                                                  86           7,944,543                  10.44
8.001 - 9.000                                                  15           1,034,727                   1.36
9.001 - 10.000                                                  3             350,226                   0.46
-------------------------------------------------------------------------------------------------------------

Total                                                         744         $76,109,464                    100 %
===============================================================================================================


Subsequent Adjustment Date

Subsequent Adjustment                                   Number of           Aggregate          Percentage of
Date                                               Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
May-04                                                         62           7,178,260                   9.43 %
June-04                                                        19           1,704,796                   2.24
July-04                                                        65           6,166,306                   8.10
August-04                                                     234          22,157,655                  29.11
September-04                                                  161          19,001,319                  24.97
October-04                                                    196          19,187,712                  25.21
November-04                                                     3             433,703                   0.57
June-05                                                         1              59,525                   0.08
March-06                                                        2             161,141                   0.21
April-06                                                        1              59,045                   0.08
-------------------------------------------------------------------------------------------------------------

Total                                                         744         $76,109,464                    100 %
===============================================================================================================




                                   Adjustable Rate Mortgage Loans


Range of Months to Adjustment Date

Range of Months                                         Number of           Aggregate          Percentage of
to Adjustment Date                                 Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
0 - 6                                                         739         $75,432,984                  99.11 %
7 - 12                                                          2            $456,293                   0.60
19 - 24                                                         2             156,372                   0.21
25 - 31                                                         1              63,814                   0.08
-------------------------------------------------------------------------------------------------------------

Total                                                         744         $76,109,464                    100 %
===============================================================================================================


Maximum Mortgage Rates

Range of Maximum                                        Number of           Aggregate          Percentage of
Mortgage Rates (%)                                 Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
11.001 - 11.500                                                 1            $275,613                   0.36 %
13.001 - 13.500                                                 3             360,686                   0.47
13.501 - 14.000                                                12           1,328,174                   1.75
14.001 - 14.500                                                 9           1,373,219                   1.80
14.501 - 15.000                                                40           5,118,981                   6.73
15.001 - 15.500                                                56           6,073,933                   7.98
15.501 - 16.000                                                85          10,935,951                  14.37
16.001 - 16.500                                                94          10,271,256                  13.50
16.501 - 17.000                                               128          12,897,051                  16.95
17.000 - 17.500                                                82           8,315,372                  10.93
17.501 - 18.000                                               101           9,093,920                  11.95
18.001 - 18.500                                                40           2,922,364                   3.84
18.501 - 19.000                                                45           4,213,012                   5.54
19.001 - 19.500                                                16           1,413,284                   1.86
19.501 - 20.000                                                17             982,104                   1.29
20.001+                                                        15             534,544                   0.70
-------------------------------------------------------------------------------------------------------------

Total                                                         744         $76,109,464                    100 %
===============================================================================================================






                                  Adjustable Rate Mortgage Loans

Initial Periodic Rate Cap

Initial Periodic Rate                                   Number of           Aggregate          Percentage of
Cap (%)                                            Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
1.00                                                            9          $1,194,511                   1.57 %
1.50                                                          247          28,856,805                  37.91
2.00                                                          131          13,490,012                  17.72
2.30                                                            1             122,574                   0.16
3.00                                                          356          32,445,561                  42.63
-------------------------------------------------------------------------------------------------------------

Total                                                         744         $76,109,464                    100 %
===============================================================================================================


Subsequent Periodic

Subsequent Periodic                                     Number of           Aggregate          Percentage of
Rate Cap (%)                                       Mortgage Loans   Principal Balance             Loan Group
------------------------------------------------------------------------------------------------------------
1.00                                                          602         $59,397,334                  78.04 %
1.50                                                          140          16,461,201                  21.63
2.00                                                            2             250,929                   0.33
-------------------------------------------------------------------------------------------------------------

Total                                                         744         $76,109,464                    100 %
===============================================================================================================



Minimum Mortgage Rates

Range of Minimum Mortgage                               Number of           Aggregate          Percentage of
Rates (%)                                          Mortgage Loans   Principal Balance             Loan Group
-------------------------------------------------------------------------------------------------------------
5.000 or Less                                                   1            $275,613                   0.36 %
5.001 - 6.000                                                  20           2,636,986                   3.46
6.001 - 7.000                                                  25           3,005,821                   3.95
7.001 - 8.000                                                  20           2,397,555                   3.15
8.001 - 9.000                                                  74          10,369,981                  13.63
9.001 - 10.000                                                186          21,311,441                     28
10.001 - 11.000                                               224          21,290,893                  27.97
11.001 - 12.000                                               121          10,089,985                  13.26
12.001 - 13.000                                                51           3,820,901                   5.02
13.001 - 14.000                                                19             821,338                   1.08
14.001 - 15.000                                                 3              88,950                   0.12
-------------------------------------------------------------------------------------------------------------

Total                                                         744         $76,109,464                    100 %
===============================================================================================================



                                   EXHIBIT 2


      THE                                                                                       Distribution Date: 4/26/04
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset-Backed Certificates
Associate: AnnMarie Cassano                             Series 2001-BC2
           212-815-8318

                                         Certificateholder Monthly Distribution Summary
-------------------------------------------------------------------------------------------------------------------------------
                                       Certificate                     Pass
                            Class          Rate       Beginning      Through       Principal       Interest         Total
   Class       Cusip     Description       Type        Balance       Rate (%)     Distribution    Distribution   Distribution
-------------------------------------------------------------------------------------------------------------------------------
     A1      126671ME3     Senior      Fix-Act/360    5,240,990.80     1.270000    1,519,132.73      5,916.50    1,525,049.23
     A2      126671MF0     Senior      Fix-Act/360   57,723,659.60     1.340000    6,785,573.27     68,755.29    6,854,328.56
     A3      126671MG8     Senior      Fix-Act/360    7,682,000.00     1.515000            0.00     10,345.09       10,345.09
    AIO      126671MM5    Strip IO      Fix-30/360  100,646,650.46     6.296124            0.00    528,069.85      528,069.85
     R1          NA        Senior       Fix-30/360            0.00     0.000000            0.00          0.00            0.00
     R2          NA        Senior       Fix-30/360            0.00     0.000000            0.00          0.00            0.00
-------------------------------------------------------------------------------------------------------------------------------
     M1      126671MH6    Mezzanine    Fix-Act/360   10,000,000.00     1.740000            0.00     15,466.67       15,466.67
     M2      126671MJ2    Mezzanine    Fix-Act/360    8,000,000.00     2.090000            0.00     14,862.22       14,862.22
     B1      126671MK9     Junior      Fix-Act/360    4,000,000.00     2.490000            0.00      8,853.33        8,853.33
     B2      126671ML7     Junior      Fix-Act/360    8,000,000.00     3.340000            0.00     23,751.11       23,751.11
-------------------------------------------------------------------------------------------------------------------------------
   Totals                                           100,646,650.40                 8,304,706.00    676,020.06    8,980,726.06
-------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------
                                         Current                    Cumulative
                            Class       Realized        Ending       Realized
   Class       Cusip     Description     Losses         Balance       Losses
------------------------------------------------------------------------------
     A1      126671ME3     Senior            0.00    3,721,858.06        0.00
     A2      126671MF0     Senior            0.00   50,938,086.34        0.00
     A3      126671MG8     Senior            0.00    7,682,000.00        0.00
    AIO      126671MM5    Strip IO           0.00   92,341,944.46        0.00
     R1          NA        Senior            0.00            0.00        0.00
     R2          NA        Senior            0.00            0.00        0.00
------------------------------------------------------------------------------
     M1      126671MH6    Mezzanine          0.00   10,000,000.00        0.00
     M2      126671MJ2    Mezzanine          0.00    8,000,000.00        0.00
     B1      126671MK9     Junior            0.00    4,000,000.00        0.00
     B2      126671ML7     Junior            0.00    8,000,000.00        0.00
------------------------------------------------------------------------------
   Totals                                    0.00   92,341,944.40        0.00
------------------------------------------------------------------------------


      THE                                                                                        Distribution Date: 4/26/04
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset-Backed Certificates
Associate: AnnMarie Cassano                             Series 2001-BC2
           212-815-8318

                                                 Principal Distribution Detail
---------------------------------------------------------------------------------------------------------------------------
                               Original         Beginning       Scheduled                   Unscheduled          Net
                              Certificate      Certificate      Principal     Accretion      Principal        Principal
     Class       Cusip          Balance          Balance      Distribution    Principal     Adjustments     Distribution
---------------------------------------------------------------------------------------------------------------------------
      A1       126671ME3    60,000,000.00     5,240,990.80   1,519,132.73            0.00          0.00     1,519,132.73
      A2       126671MF0   302,318,000.00    57,723,659.60   6,785,573.27            0.00          0.00     6,785,573.27
      A3       126671MG8     7,682,000.00     7,682,000.00           0.00            0.00          0.00             0.00
      AIO      126671MM5   400,000,000.00   100,646,650.46           0.00            0.00          0.00             0.00
      R1           NA                0.00             0.00           0.00            0.00          0.00             0.00
      R2           NA                0.00             0.00           0.00            0.00          0.00             0.00
---------------------------------------------------------------------------------------------------------------------------
      M1       126671MH6    10,000,000.00    10,000,000.00           0.00            0.00          0.00             0.00
      M2       126671MJ2     8,000,000.00     8,000,000.00           0.00            0.00          0.00             0.00
      B1       126671MK9     4,000,000.00     4,000,000.00           0.00            0.00          0.00             0.00
      B2       126671ML7     8,000,000.00     8,000,000.00           0.00            0.00          0.00             0.00
---------------------------------------------------------------------------------------------------------------------------
    Totals                 400,000,000.00   100,646,650.40   8,304,706.00            0.00          0.00     8,304,706.00
---------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------
                              Current          Ending          Ending
                              Realized       Certificate     Certificate
     Class       Cusip         Losses          Balance         Factor
---------------------------------------------------------------------------
      A1       126671ME3           0.00     3,721,858.06     0.06203096774
      A2       126671MF0           0.00    50,938,086.34     0.16849174159
      A3       126671MG8           0.00     7,682,000.00     1.00000000000
      AIO      126671MM5           0.00    92,341,944.46     0.23085486115
      R1           NA              0.00             0.00     0.00000000000
      R2           NA              0.00             0.00     0.00000000000
---------------------------------------------------------------------------
      M1       126671MH6           0.00    10,000,000.00     1.00000000000
      M2       126671MJ2           0.00     8,000,000.00     1.00000000000
      B1       126671MK9           0.00     4,000,000.00     1.00000000000
      B2       126671ML7           0.00     8,000,000.00     1.00000000000
---------------------------------------------------------------------------
    Totals                         0.00    92,341,944.40
---------------------------------------------------------------------------



      THE                                                                                               Distribution Date: 4/26/04
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset-Backed Certificates
Associate: AnnMarie Cassano                             Series 2001-BC2
           212-815-8318

                                                  Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
              Beginning        Pass       Accrued    Cumulative                   Total         Net       Unscheduled
             Certificate     Through      Optimal      Unpaid     Deferred      Interest     Prepayment     Interest     Interest
   Class       Balance       Rate (%)     Interest    Interest    Interest         Due     Int Shortfall   Adjustment      Paid
-----------------------------------------------------------------------------------------------------------------------------------
     A1       5,240,990.80    1.270000     5,916.50        0.00        0.00     5,916.50          0.00           0.00      5,916.50
     A2      57,723,659.60    1.340000    68,755.29        0.00        0.00    68,755.29          0.00           0.00     68,755.29
     A3       7,682,000.00    1.515000    10,345.09        0.00        0.00    10,345.09          0.00           0.00     10,345.09
    AIO     100,646,650.46    6.296124   528,069.85        0.00        0.00   528,069.85          0.00           0.00    528,069.85
     R1               0.00    0.000000         0.00        0.00        0.00         0.00          0.00           0.00          0.00
     R2               0.00    0.000000         0.00        0.00        0.00         0.00          0.00           0.00          0.00
-----------------------------------------------------------------------------------------------------------------------------------
     M1      10,000,000.00    1.740000    15,466.67        0.00        0.00    15,466.67          0.00           0.00     15,466.67
     M2       8,000,000.00    2.090000    14,862.22        0.00        0.00    14,862.22          0.00           0.00     14,862.22
     B1       4,000,000.00    2.490000     8,853.33        0.00        0.00     8,853.33          0.00           0.00      8,853.33
     B2       8,000,000.00    3.340000    23,751.11        0.00        0.00    23,751.11          0.00           0.00     23,751.11
-----------------------------------------------------------------------------------------------------------------------------------
   Totals   100,646,650.40               676,020.06        0.00        0.00   676,020.06          0.00           0.00    676,020.06
-----------------------------------------------------------------------------------------------------------------------------------


      THE                                                                                               Distribution Date: 4/26/04
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset-Backed Certificates
Associate: AnnMarie Cassano                             Series 2001-BC2
           212-815-8318

                                                   Current Payment Information
                                                        Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                               Original          Beginning Cert.                                        Ending Cert.      Pass
                             Certificate            Notional        Principal         Interest           Notional        Through
    Class        Cusip         Balance              Balance        Distribution     Distribution         Balance         Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
      A1       126671ME3       60,000,000.00       87.349846635     25.318878893      0.098608271       62.030967743       1.270000
      A2       126671MF0      302,318,000.00      190.936892947     22.445151352      0.227427055      168.491741595       1.340000
      A3       126671MG8        7,682,000.00    1,000.000000000      0.000000000      1.346666667    1,000.000000000       1.515000
     AIO       126671MM5      400,000,000.00      251.616626150      0.000000000      1.320174620      230.854861150       6.296124
      R1           NA                   0.00        0.000000000      0.000000000      0.000000000        0.000000000       0.000000
      R2           NA                   0.00        0.000000000      0.000000000      0.000000000        0.000000000       0.000000
-----------------------------------------------------------------------------------------------------------------------------------
      M1       126671MH6       10,000,000.00    1,000.000000000      0.000000000      1.546666667    1,000.000000000       1.740000
      M2       126671MJ2        8,000,000.00    1,000.000000000      0.000000000      1.857777778    1,000.000000000       2.090000
      B1       126671MK9        4,000,000.00    1,000.000000000      0.000000000      2.213333333    1,000.000000000       2.490000
      B2       126671ML7        8,000,000.00    1,000.000000000      0.000000000      2.968888889    1,000.000000000       3.340000
-----------------------------------------------------------------------------------------------------------------------------------
    Totals                    400,000,000.00      251.616626000     20.761765000      1.690050150      230.854861000
-----------------------------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset-Backed Certificates
Associate: AnnMarie Cassano                             Series 2001-BC2
           212-815-8318

Pool Level Data
Distribution Date                                                                                                        4/26/04
Cut-off Date                                                                                                             4/ 1/01
Determination Date                                                                                                       4/ 1/04
Accrual Period 30/360                                 Begin                                                              3/ 1/04
                                                      End                                                                4/ 1/04
Number of Days in 30/360 Accrual Period                                                                                       30

Accrual Period Actual Days                            Begin                                                              3/25/04
                                                      End                                                                4/26/04
Number of Days in Actual Accrual Period                                                                                       32


---------------------------------------------------------------
                Collateral Information
---------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                              400,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                 100,646,650.46
Ending Aggregate Pool Stated Principal Balance                                                                     92,341,944.46

Beginning Aggregate Certificate Stated Principal Balance                                                          100,646,650.40
Ending Aggregate Certificate Stated Principal Balance                                                              92,341,944.40

Beginning Aggregate Loan Count                                                                                              1007
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               66
Ending Aggregate Loan Count                                                                                                  941

Beginning Weighted Average Loan Rate (WAC)                                                                             9.956359%
Ending Weighted Average Loan Rate (WAC)                                                                                9.953777%

Beginning Net Weighted Average Loan Rate                                                                               9.446383%
Ending Net Weighted Average Loan Rate                                                                                  9.443714%

Weighted Average Maturity (WAM) (Months)                                                                                     316

Servicer Advances                                                                                                     288,476.46

Aggregate Pool Prepayment                                                                                           8,237,125.46
Pool Prepayment Rate                                                                                                 64.1329 CPR



      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset-Backed Certificates
Associate: AnnMarie Cassano                             Series 2001-BC2
           212-815-8318

Certificate Account
Beginning Balance                                                                                                           0.00

Deposit
Payments of Interest and Principal                                                                                  9,131,425.23
Liquidation Proceeds                                                                                                        0.00
All Other Proceeds                                                                                                          0.00
Other Amounts                                                                                                               0.00
                                                                                                                    ------------
Total Deposits                                                                                                      9,131,425.23


Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                        34,348.60
Payment of Sub Servicer Fees                                                                                              109.37
Payment of Other Fees                                                                                                       0.00
Payment of Insurance Premium(s)                                                                                             0.00
Payment of Personal Mortgage Insurance                                                                                116,350.57
Other Permitted Withdrawal per the Pooling and Service Agreement                                                            0.00
Payment of Principal and Interest                                                                                   8,980,726.06
                                                                                                                    ------------
Total Withdrawals                                                                                                   9,131,534.60

Ending Balance                                                                                                           -109.37


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                               7,587.51
Compensation for Gross PPIS from Servicing Fees                                                                         7,587.51
Other Gross PPIS Compensation                                                                                               0.00

Total Net PPIS (Non-Supported PPIS)                                                                                        -0.00


      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset-Backed Certificates
Associate: AnnMarie Cassano                             Series 2001-BC2
           212-815-8318


Master Servicing Fees Paid                                                                                             34,348.60
Sub Servicing Fees Paid                                                                                                   109.37
Insurance Premium(s) Paid                                                                                                   0.00
Personal Mortgage Insurance Fees Paid                                                                                 116,350.57
Other Fees Paid                                                                                                             0.00
                                                                                                                      ----------
Total Fees                                                                                                            150,808.54

----------------------------------------------------------------
                     Delinquency Information
----------------------------------------------------------------
Group 1

Delinquency                                           30-59 Days          60-89 Days              90+ Days                Totals
-----------                                           ----------          ----------              --------                ------

Scheduled Principal Balance                         4,052,632.70        1,260,821.57          1,670,362.07          6,983,816.34
Percentage of Total Pool Balance                       4.388724%           1.365383%             1.808888%             7.562995%
Number of Loans                                               51                  12                    20                    83
Percentage of Total Loans                              5.419766%           1.275239%             2.125399%             8.820404%

Foreclosure
Scheduled Principal Balance                           145,148.95          635,470.80         10,228,156.61         11,008,776.36
Percentage of Total Pool Balance                       0.157186%           0.688171%            11.076393%            11.921751%
Number of Loans                                                1                   7                    90                    98
Percentage of Total Loans                              0.106270%           0.743889%             9.564293%            10.414453%

Bankruptcy
----------
Scheduled Principal Balance                           354,837.73          244,020.90          7,747,960.08          8,346,818.71
Percentage of Total Pool Balance                       0.384265%           0.264258%             8.390510%             9.039033%
Number of Loans                                                4                   4                    73                    81
Percentage of Total Loans                              0.425080%           0.425080%             7.757705%             8.607864%

REO
Scheduled Principal Balance                                 0.00                0.00          4,669,510.66          4,669,510.66
Percentage of Total Pool Balance                       0.000000%           0.000000%             5.056760%             5.056760%
Number of Loans                                                0                   0                    48                    48
Percentage of Total Loans                              0.000000%           0.000000%             5.100956%             5.100956%


      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset-Backed Certificates
Associate: AnnMarie Cassano                             Series 2001-BC2
           212-815-8318


Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00


---------------------------------------------------------------------------
              Subordination/Credit Enhancement Information
---------------------------------------------------------------------------

Protection                                                                                    Original                   Current
----------                                                                                    --------                   -------
Bankruptcy Loss                                                                                   0.00                      0.00
Bankruptcy Percentage                                                                        0.000000%                 0.000000%
Credit/Fraud Loss                                                                                 0.00              8,000,000.00
Credit/Fraud Loss Percentage                                                                 0.000000%                 8.663452%
Special Hazard Loss                                                                               0.00                      0.00
Special Hazard Loss Percentage                                                               0.000000%                 0.000000%

Credit Support                                                                                Original                   Current
--------------                                                                                --------                   -------
Class A                                                                                 370,000,000.00             62,341,944.40
Class A Percentage                                                                          92.500000%                67.512055%

Class M1                                                                                 10,000,000.00             10,000,000.00
Class M1 Percentage                                                                          2.500000%                10.829315%

Class M2                                                                                  8,000,000.00              8,000,000.00
Class M2 Percentage                                                                          2.000000%                 8.663452%

Class B1                                                                                  4,000,000.00              4,000,000.00
Class B1 Percentage                                                                          1.000000%                 4.331726%

Class B2                                                                                  8,000,000.00              8,000,000.00
Class B2 Percentage                                                                          2.000000%                 8.663452%


      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset-Backed Certificates
Associate: AnnMarie Cassano                             Series 2001-BC2
           212-815-8318

-----------------------------------------------------------------
               Seller Loss Coverage Obligation Group 1
-----------------------------------------------------------------


Original Seller Loss Coverage Balance                                                                               8,000,000.00
Current Loss Amount                                                                                                   122,040.58
Cumulative Loss Amount                                                                                              3,234,422.32
Seller Loss Coverage Remaining Balance                                                                              4,765,577.68